SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): November 25, 2003
                                                          -----------------



                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                    04-2718215
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                               02109
---------------------------------------                           -------------
(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL
CONDITION

     Registrant has reported its results of operations for the three months ended October 31, 2003, as described in Registrant's news release dated November 25, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

     This information is being filed pursuant to Item 5. Other Events and Required FD Disclosure and is being provided under Item 12. Results of Operations and Financial Condition.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     Exhibit No.    Document
     -----------    --------

     99.1 Press release issued by the Registrant dated November 25, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: November 25, 2003         /s/ William M. Steul
      --------------------      ------------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated November 25, 2003.

                                                                    EXHIBIT 99.1

NEWS RELEASE

-------------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
(LOGO)         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
-------------------------------------------------------

                                                    November 25, 2003

                                                  FOR IMMEDIATE RELEASE
                                                  ---------------------

                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED
                                OCTOBER 31, 2003

BOSTON, MA--Eaton Vance Corp. earned $0.41 per diluted share in the fourth quarter of fiscal 2003, an increase of 21 percent over the $0.34 per diluted share earned in the fourth quarter of fiscal 2002. In fiscal 2003 the Company earned $1.51 per diluted share compared to $1.70 per diluted share in fiscal 2002.

Assets under management on October 31, 2003 were $75.0 billion, a 35 percent increase over the $55.6 billion of managed assets on October 31, 2002. The acquisition of Parametric Portfolio Associates (PPA) on September 10, 2003 added $5.3 billion of assets. Excluding the assets acquired with PPA, total gross inflows into Eaton Vance funds and separate accounts were $16.8 billion in fiscal 2003, an increase of 29 percent from the $13.0 billion of gross inflows in fiscal 2002 and the highest annual gross inflows in Company history. Net inflows (gross inflows less redemptions and withdrawals) were $8.3 billion in fiscal 2003 compared to $4.9 billion in fiscal 2002, an increase of 69 percent. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

Eaton Vance raised a record $5.0 billion in closed-end fund assets in fiscal 2003. In the fourth quarter, the Company introduced the Eaton Vance Tax-Advantaged Dividend Income Fund, a closed-end fund that raised $1.3 billion in late September. When the over-allotment option on common shares and the planned issuance of preferred shares are completed in early fiscal 2004, the fund is expected to have assets of about $2.1 billion and contribute approximately $9.5 million in revenue annually. Earnings in the fourth quarter of 2003 were reduced by the payment of $2.4 million of sales incentives and other marketing expenses incurred in connection with the successful offering of the fund. Earnings in fiscal 2003 were reduced by $8.5 million of sales incentives and other expenses associated with the $5.0 billion in 11 closed-end fund offerings.

"Eaton Vance had its best asset growth year ever in fiscal 2003," said James B. Hawkes, Chairman and CEO. "Total assets under management increased 35 percent to $75.0 billion. The Company was a leader among asset management firms in closed-end fund sales with $5.0 billion of assets raised in fiscal 2003. Equity fund assets increased 26 percent, fixed income fund assets increased 34 percent, bank loan fund assets increased 24 percent and separately managed account assets, including those managed by PPA, increased 70 percent. The new assets added in fiscal 2003 should result in meaningful revenue and profit growth in fiscal 2004."

                                     5 of 10

Revenue in the fourth quarter of fiscal 2003 increased $19.6 million or 16 percent to $143.4 million from the fourth quarter a year ago. Revenue in fiscal year 2003 was essentially even with fiscal 2002 at $523.1 million. Fourth quarter 2003 investment adviser and administration fees increased 25 percent over fourth quarter 2002 consistent with the 26 percent growth in average assets under management. Fiscal 2003 investment adviser and administration fee revenue increased 6 percent in line with the 6 percent increase in average assets under management for the full year. Fiscal 2003 distribution and underwriter fee revenue declined 9 percent primarily because of the continuing shift in mutual fund sales and assets from Class B to other fund share classes and to other managed assets with low or no distribution fees. Service fee revenue increased 12 percent in the fourth quarter of fiscal 2003 over the fourth quarter of fiscal 2002 because of an increase in fund assets that pay service fees. For fiscal 2003, service fee revenue declined 4 percent due to the full-year decline in average fund assets that pay service fees. Other income increased 131 percent primarily because of reimbursement payments for certain fund shareholder services now performed by the Company and investment income from a consolidated investment company in which Eaton Vance is the majority shareholder.

Operating expenses increased $20.9 million or 6 percent in fiscal 2003 because of higher compensation, marketing, distribution and other expenses. Compensation expense increased 22 percent in the fourth quarter and 10 percent in fiscal 2003 due to higher marketing incentive payments associated with the increase in fund and separate account sales, and increases in the number of employees, base salaries and performance bonuses.

Amortization of deferred sales commissions increased 2 percent in fiscal 2003 due primarily to deferred sales commissions added in fiscal 2002 and adjustments made to better align amortization expense with projected distribution fee revenue. Service fee expense increased 15 percent in the fourth quarter and 1 percent in fiscal 2003 because of the growth in fund assets retained more than one year. Distribution expense increased 31 percent in the fourth quarter and 9 percent in fiscal 2003 primarily because of distribution expenses on the new closed-end funds, the increase in sales-related marketing expenses and the increase in commissions paid on certain Class A sales. (Note that distribution expense now includes certain distribution costs previously included in service fee expense and other expenses.) Other expenses increased 13 percent in fiscal 2003 because of non-recurring expenses related to the 11 closed-end fund offerings, higher on-going fund expenses, increased travel expenses, higher information technology costs, and higher audit and consulting fees. Operating income in the fourth quarter of fiscal 2003 increased 19 percent to $45.3 million from $38.1 million in the fourth quarter of fiscal 2002. Fiscal year 2003 operating income declined 11 percent to $163.1 million.

Net income in the fourth quarter of fiscal 2003 increased 20 percent to $28.7 million compared to $23.8 million in the fourth quarter of fiscal 2002. Fiscal year 2003 net income declined 12 percent to $106.1 million. Interest income in fiscal 2003 declined to $4.8 million from $9.0 million last year because of lower interest rates and the inclusion in fiscal 2002 of $2.1 million of interest received from the settlement of a fiscal 1993-1995 Massachusetts income tax dispute. Interest expense declined by $1.3 million in fiscal 2003 because of a reduction in the Company's long-term debt in the fourth quarter of fiscal 2002. Fiscal 2002 interest expense included $2.1 million of previously capitalized debt offering costs associated with the repurchase in the fourth quarter of $87.0 million of a subsidiary's 30-year zero-coupon senior exchangeable notes. Fiscal 2003 interest expense included a $2.8 million accrual of an additional 2.5 percent per annum of cash interest payable through August 13, 2004 on the subsidiary's outstanding exchangeable notes. The Company's effective tax rate was 35 percent in both fiscal 2003 and fiscal 2002.

Cash, cash equivalents and short-term investments were $242.8 million on October 31, 2003 and $188.0 million on October 31, 2002. The Company's strong cash flow in fiscal 2003 allowed it to pay $71.0 million of federal and state income taxes

($54.8 million of current and $16.2 million of deferred taxes), $70.0 million in sales commissions, $44.9 million to repurchase and retire 1,417,300 shares of its non-voting common stock, $28.0 million to acquire 80 percent of Parametric Portfolio Associates, $24.8 million to pay dividends to its shareholders and $7.1 million to reduce its long-term debt. Approximately 3.9 million shares remain of the current stock repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward-looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                       Eaton Vance Corp.
                                              Summary of Results of Operations
                                          (in thousands, except per share amounts)


                                                             Three Months Ended                     Twelve Months Ended
                                                 -------------------------------------      ----------------------------------
                                                 October 31,     October 31,       %        October 31,  October 31,      %
                                                    2003            2002        Change         2003         2002        Change
                                                 -----------     -----------    ------      -----------  -----------    ------
Revenue:
     Investment adviser and administration fees   $ 83,648        $ 66,898       25.0%      $ 296,344    $ 280,794         5.5%
     Distribution and underwriter fees              38,074          37,939        0.4         146,907      162,071        (9.4)
     Service fees                                   20,147          18,024       11.8          74,605       77,833        (4.1)
     Other income                                    1,550             957       62.0           5,277        2,287       130.7
                                                  ----------      ----------    -------     -----------  -----------    --------
     Total revenue                                 143,419         123,818       15.8         523,133      522,985         0.0
                                                  ----------      ----------    -------     -----------  -----------    --------
Expenses:
     Compensation of officers and employees         34,173          27,996       22.1         115,429      105,331         9.6
     Amortization of deferred sales commissions     21,024          20,925        0.5          85,192       83,690         1.8
     Service fee expense                            17,438          15,181       14.9          64,285       63,852         0.7
     Distribution expense                           16,356          12,452       31.4          54,790       50,398         8.7
     Other expenses                                  9,160           9,191       (0.3)         40,293       35,791        12.6
                                                  ----------      ----------    -------     -----------  -----------    --------
     Total expenses                                 98,151          85,745       14.5         359,989      339,062         6.2
                                                  ----------      ----------    -------     -----------  -----------    --------
Operating Income                                    45,268          38,073       18.9         163,144      183,923       (11.3)

Other Income/(Expense):
     Interest income                                   659           2,068      (68.1)          4,848        9,019       (46.2)
     Interest expense                               (1,427)         (3,584)     (60.2)         (5,761)      (7,098)      (18.8)
     Gain on investments                                43              68      (36.8)          2,346        1,344        74.6
     Foreign currency gain (loss)                      (24)              8        n/a              18            8       125.0
     Equity in net income of affiliates                314             163       92.6             263          389       (32.4)
                                                  ----------      ----------    -------     -----------  -----------    --------
Income Before Minority Interest and Income Taxes    44,833          36,796       21.8         164,858      187,585       (12.1)

Minority Interest in Income                           (722)           (107)     574.8          (1,593)      (1,344)       18.5
                                                  ----------      ----------    -------     -----------  -----------    --------
Income Before Income Taxes                          44,111          36,689       20.2         163,265      186,241       (12.3)

Income Taxes                                        15,438          12,841       20.2          57,142       65,184       (12.3)
                                                  ----------      ----------    -------     -----------  -----------    --------
Net Income                                        $ 28,673        $ 23,848       20.2       $ 106,123    $ 121,057       (12.3)
                                                  ==========      ==========    =======     ===========  ===========    ========
Earnings Per Share:
     Basic                                        $   0.42        $   0.35       20.0       $    1.54    $    1.75       (12.0)
                                                  ==========      ==========    =======     ===========  ===========    ========
     Diluted                                      $   0.41        $   0.34       20.6       $    1.51    $    1.70       (11.2)
                                                  ==========      ==========    =======     ===========  ===========    ========
Dividends Declared, Per Share                     $ 0.1200        $ 0.0800       50.0       $  0.4000    $  0.2975        34.5
                                                  ==========      ==========    =======     ===========  ===========    ========
Weighted Average Shares Outstanding:
     Basic                                          68,493          68,943       (0.7)         68,916       69,151        (0.3)
                                                  ==========      ==========    =======     ===========  ===========    ========
     Diluted                                        70,446          70,343        0.1          70,375       71,412        (1.5)
                                                  ==========      ==========    =======     ===========  ===========    ========

                              Eaton Vance Corp.
                                Balance Sheet
                   (in thousands, except per share figures)

                                                               October 31,  October 31,
                                                                  2003         2002
                                                               -----------  -----------
ASSETS

Current Assets:
  Cash and cash equivalents                                     $ 138,328    $ 144,078
  Short-term investments                                          104,484       43,886
  Investment adviser fees and other receivables                    25,922       19,502
  Other current assets                                              3,583        6,101
                                                                -----------  -----------
      Total current assets                                        272,317      213,567
                                                                -----------  -----------
Other Assets:
  Deferred sales commissions                                      199,322      239,048
  Goodwill                                                         88,879       69,467
  Other intangible assets, net                                     46,193       37,296
  Long-term investments                                            36,490       39,982
  Equipment and leasehold improvements, net                        12,411       13,897
  Other assets                                                      3,090        3,362
                                                                -----------  -----------
      Total other assets                                          386,385      403,052
                                                                -----------  -----------
Total assets                                                    $ 658,702    $ 616,619
                                                                ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accrued compensation                                          $  35,339    $  31,899
  Accounts payable and accrued expenses                            23,822       16,324
  Dividend payable                                                  8,189        5,522
  Current portion of long-term debt                                 7,143        7,143
  Other current liabilities                                         8,302        7,382
                                                                -----------  -----------
      Total current liabilities                                    82,795       68,270
                                                                -----------  -----------
Long-term Liabilities:
  Long-term debt                                                  118,736      124,118
  Deferred income taxes                                            33,203       50,531
                                                                -----------  -----------
      Total long-term liabilities                                 151,939      174,649
                                                                -----------  -----------
      Total liabilities                                           234,734      242,919
                                                                -----------  -----------
Minority interest                                                   7,691        1,398
                                                                -----------  -----------
Commitments and contingencies                                           -            -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 68,250,464 and 69,102,459 shares, respectively          533          540
   Notes receivable from stock option exercises                    (2,995)      (3,530)
   Deferred compensation                                           (1,000)      (2,100)
   Accumulated other comprehensive income                           1,245        2,585
   Retained earnings                                              418,493      374,806
                                                                -----------  -----------
      Total shareholders' equity                                  416,277      372,302
                                                                -----------  -----------
Total liabilities and shareholders' equity                      $ 658,702    $ 616,619
                                                                ===========  ===========

                                     Table 1
                            Asset Flows (in millions)
                      Twelve Months Ended October 31, 2003


Assets 10/31/2002 - Beginning of Period                         $ 55,611
  Long-term fund sales and inflows                                13,749
  Long-term fund redemptions and outflows                         (6,481)
  Long-term fund net exchanges                                       (84)
  Long-term fund mkt. value change                                 4,459
  Long-term fund assets acquired                                     660
  Institutional and HNW account inflows                            2,075
  Institutional and HNW account outflows                          (1,674)
  Institutional and HNW assets acquired with acquisition(1)        2,772
  Retail managed account inflows                                     929
  Retail managed account outflows                                   (337)
  Retail managed account assets acquired with acquisition(1)       1,850
  Separate account mkt. value change                               1,980
  Change in money market funds                                      (465)
                                                                ----------
  Net change                                                      19,433
                                                                ----------
Assets 10/31/2003 - End of Period                               $ 75,044
                                                                ==========




                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                                --------------------------------------
                                October 31,    October 31,      %
                                   2003            2002       Change
                                --------------------------------------
Equity Funds                    $ 28,854        $ 22,910        26%
Fixed Income Funds                17,801          13,302        34%
Bank Loan Funds                    9,547           7,687        24%
Money Market Funds                   445             910       -51%
Separate Accounts                 18,397          10,802        70%
                                --------------------------------------
Total                           $ 75,044        $ 55,611        35%
                                ======================================




                                                          Table 3
                                   Asset Flows by Investment Objective (in millions)

                                                             Three Months Ended           Twelve Months Ended
                                                      -------------------------------  ----------------------------
                                                        October 31,     October 31,     October 31,   October 31,
                                                           2003           2002             2003           2002
                                                      -------------------------------  ----------------------------
Equity Fund Assets - Beginning of Period                $ 25,407       $ 23,684         $ 22,910        $ 25,277
  Sales and inflows                                        2,073            627           4,189            4,400
  Redemptions and outflows                                  (885)          (729)         (2,778)          (3,055)
  Exchanges                                                   61            (84)              3             (226)
  Market value change                                      1,538           (588)          3,870           (3,486)
  Assets acquired with acquisition(1)                        660              -             660                -
  Net change                                               3,447           (774)          5,944           (2,367)
                                                      -------------------------------  ----------------------------
Equity Fund Assets - End of Period                      $ 28,854       $ 22,910         $ 28,854        $ 22,910
                                                      -------------------------------  ----------------------------
Fixed Income Fund Assets - Beginning of Period            17,580         10,573          13,302           10,165
  Sales and inflows                                          667          3,268           6,382            4,955
  Redemptions and outflows                                  (681)          (447)         (2,176)          (1,521)
  Exchanges                                                 (144)           112             (84)             390
  Market value change                                        379           (204)            377             (687)
                                                      -------------------------------  ----------------------------
  Net change                                                 221          2,729           4,499            3,137
                                                      -------------------------------  ----------------------------
Fixed Income Fund Assets - End of Period                $ 17,801       $ 13,302         $ 17,801        $ 13,302
                                                      -------------------------------  ----------------------------

Bank Loan Fund Assets - Beginning of Period                8,419          8,415           7,687            9,582
  Sales and inflows                                        1,333            174           3,178              966
  Redemptions and outflows                                  (310)          (666)         (1,527)          (2,323)
  Exchanges                                                   75            (93)             (3)            (272)
  Market value change                                         30           (143)            212             (266)
                                                      -------------------------------  ----------------------------
  Net change                                               1,128           (728)          1,860           (1,895)
                                                      -------------------------------  ----------------------------
Bank Loan Fund Assets - End of Period                   $  9,547        $ 7,687         $ 9,547          $ 7,687
                                                      -------------------------------  ----------------------------

Long-Term Fund Assets - Beginning of Period               51,406         42,672          43,899           45,024
  Sales and inflows                                        4,073          4,069          13,749           10,321
  Redemptions and outflows                                (1,876)        (1,842)         (6,481)          (6,899)
  Exchanges                                                   (8)           (65)            (84)            (108)
  Market value change                                      1,947           (935)          4,459           (4,439)
  Assets acquired with acquisition(1)                        660              -             660                -
                                                      -------------------------------  ----------------------------
  Net change                                               4,796          1,227          12,303           (1,125)
                                                      -------------------------------  ----------------------------
Total Long-Term Fund Assets - End of Period             $ 56,202       $ 43,899         $ 56,202        $ 43,899
                                                      -------------------------------  ----------------------------

Separate Accounts - Beginning of Period                   12,492         10,601          10,802           10,468
  Institutional and HNW account inflows                      695            533           2,075            1,980
  Institutional and HNW account outflows                    (505)          (167)         (1,674)          (1,106)
  Institutional and HNW assets acquired with
   acquisition(1)                                          2,772              -           2,772                -
  Retail managed account inflows                             338            170             929              713
  Retail managed account outflows                           (142)           (42)           (337)            (104)
  Retail managed account assets acquired with
   acquisition(1)                                          1,850              -           1,850                -
  Separate accounts market value change                      897           (293)          1,980           (1,149)
                                                      -------------------------------  ----------------------------
  Net change                                               5,905            201           7,595              334
                                                      -------------------------------  ----------------------------
Separate accounts - End of Period                       $ 18,397       $ 10,802         $ 18,397        $ 10,802
                                                      -------------------------------  ----------------------------
Money market fund assets - End of Period                     445            910             445              910
                                                      -------------------------------  ----------------------------
Total Assets Under Management - End of Period           $ 75,044       $ 55,611         $ 75,044        $ 55,611
                                                      ===============================  ============================

(1)  Parametric  Portfolio  Associates  acquired by Eaton Vance on September 10,
     2003